AMENDMENT

TO THE

PARTICIPATION AGREEMENT BY AND AMONG

SUMMIT MUTUAL FUNDS, INC., CARILLON INVESTMENTS, INC.,

EQUITRUST LIFE INSURANCE COMPANY, ON BEHALF OF ITSELF AND ITS

SEPARATE ACCOUNTS, AND EQUITRUST MARKETING SERVICES, LLC

This is an Amendment to the Participation Agreement entered into on the 19th day of September, 2001 (“Agreement”), by and among Summit Mutual Funds, Inc. (“SMFI”), Carillon Investments, Inc. (“Carillon”), EquiTrust Life Insurance Company, on behalf of itself and its separate accounts (“LIFE COMPANY”), and EquiTrust Marketing Services, LLC.

RECITALS:

1) SMFI has established an additional class of Shares for the S&P MidCap 400 Index Portfolio, the Russell 2000 Small Cap Index Portfolio and the EAFE International Index Portfolio (“Class F Funds”).

2) In addition to the Shares of the Funds already available for purchase pursuant to the Agreement, SMFI will make Shares of the Class F Funds available for purchase by certain of LIFE COMPANY’s separate accounts (“Accounts”), and LIFE COMPANY intends to purchase Shares in one or more of the Class F Funds on behalf of certain of the Accounts.

3) The parties hereto desire to amend the Agreement to reflect the addition of the Class F Funds and to reflect the fact that Ameritas Investment Corp. (“AIC”), a Nebraska corporation, a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, and a member in good standing of the Financial Industry Regulatory Authority, is the surviving party in the merger of AIC and Carillon.

IN CONSIDERATION of the above, and of the mutual promises and conditions set forth in this Amendment, the parties hereto agree as follows:

1) The first sentence in Section 19. (f) of the Agreement is amended to read as follows:

(f) LIFE COMPANY and UNDERWRITER understand that (i) S&P MidCap 400® Index is a trademark of The McGraw-Hill Companies, Inc., the Nasdaq-100® Index is a trademark of The Nasdaq Stock Market, Inc., the Russell 2000® Index is a trademark of the Frank Russell Company, and the Morgan Stanley Capital International EAFE Index is a trademark of Morgan Stanley Capital International Inc. (collectively, the “Third-Party Marks”); (ii) these Third-Party Marks have been licensed by Summit or its affiliate for use by SMFI; and (iii) the Funds are not sponsored, endorsed, sold or promoted by any of the licensing organizations, and they make no representation or warranty regarding the Funds, and bear no liability with respect to the Funds.

1.

2) Schedule A to the Agreement is restated in its entirety and is attached hereto, replacing the existing Schedule A.

3) Schedule B to the Agreement is restated in its entirety and is attached hereto, replacing the existing Schedule B.

4) All references in the Agreement to Carillon Investments, Inc. are hereby changed to Ameritas Investment Corp.

5) In all other respects, the Agreement shall remain unchanged.

6) The effective date of this Amendment shall be May 1, 2008.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers signing below.

SUMMIT MUTUAL FUNDS, INC.

Attest:	/s/ Thomas G. Knipper	By:	/s/ John F. Labmeier
Name:	Thomas G. Knipper	Name:	John F. Labmeier
Title:	Vice President & CCO	Title:	Vice President

AMERITAS INVESTMENT CORP.

Attest:	/s/ Maria E. Salinas Sherffins	By:	/s/ Gregory C. Sernett
Name:	Maria E. Salinas Sherffins	Name:	Gregory C. Sernett
Title:	VP/BD Compliance Officer	Title:	VP & CCO

EQUITRUST LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

Attest:	/s/ Kristi Rojohn	By:	/s/ John M. Paule
Name:	Kristi Rojohn	Name:	John M. Paule
Title:	Director, Investment Compliance	Title:	Executive Vice President

EQUITRUST MARKETING SERVICES, LLC

Attest:	/s/ Kristi Rojohn	By:	/s/ David T. Sebastian
Name:	Kristi Rojohn	Name:	David T. Sebastian
Title:	Secretary	Title:	President

2.

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

Summit Mutual Funds, Inc. Pinnacle Series:

Summit S&P MidCap 400 Index Portfolio (also known as the Summit

S&P MidCap 400 Index Portfolio – Class I)

Summit Russell 2000 Small Cap Index Portfolio (also known as the

Summit Russell 2000 Small Cap Index Portfolio – Class I)

Summit Nasdaq – 100 Index Portfolio

Summit S&P MidCap 400 Index Portfolio – Class F

Summit Russell 2000 Small Cap Index Portfolio – Class F

Summit EAFE International Index Portfolio – Class F

SEPARATE ACCOUNTS UTILIZING THE FUNDS

EquiTrust Life Annuity Account

EquiTrust Life Annuity Account II

EquiTrust Life Variable Account

EquiTrust Life Variable Account II

UNREGISTERED SEPARATE ACCOUNTS UTILIZING THE FUNDS

N/A

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Individual Flexible Premium Deferred Variable Annuity Contract

Variable Annuity Contract

Flexible Premium Variable Life Insurance Policy

Variable Universal Life Insurance Policy

Flexible Premium Last Survivor Variable Life Insurance Policy

3.

SCHEDULE B

SUMMIT MUTUAL FUNDS, INC.

Summit Pinnacle Series:

Summit S&P MidCap 400 Index Portfolio (also known as the Summit

S&P MidCap 400 Index Portfolio – Class I)

Summit Russell 2000 Small Cap Index Portfolio (also known as the

Summit Russell 2000 Small Cap Index Portfolio – Class I)

Summit Nasdaq – 100 Index Portfolio

Summit S&P MidCap 400 Index Portfolio – Class F

Summit Russell 2000 Small Cap Index Portfolio – Class F

Summit EAFE International Index Portfolio – Class F

Summit and Design

4.